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                                                                   EXHIBIT 1(b)

                              SUMMIT FUND, INC.

                            ARTICLES OF AMENDMENT

     SUMMIT FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The charter of the Corporation is hereby amended by striking out ARTICLE SECOND of the Articles of Incorporation, as heretofore amended, and inserting in lieu thereof the following:

        "SECOND: the name of the corporation is SUMMIT INVESTORS FUND, INC. (hereinafter called the "Corporation)".

     SECOND: The amendment to the charter of the Corporation herein made was duly approved by the unanimous consent of the entire Board of Directors dated as of September 3, 1982; and that at the time of the approval by the Directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.

     IN WITNESS WHEREOF, SUMMIT FUND, INC. has caused these articles to be signed in its name and on its behalf by its President and attested by its Secretary on September 9, 1982.

                                            SUMMIT FUND, INC.

                                            By   /s/  CHARLES T. BAUER
                                               -------------------------
ATTEST:

By   /s/  ILLEGIBLE
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STATE OF TEXAS      )
                    :    ss.:
COUNTY OF HARRIS    )

     I hereby certify that on September 9, 1982, before me the subscriber, a Notary Public of the State of Texas, in and for the county of Harris, personally appeared Charles Bauer, who acknowledged himself to be President of SUMMIT FUND, INC., a Maryland corporation, and that he, as such President, being authorized so to do, executed the foregoing Articles of Amendment for the purposes therein contained, by signing the name of the corporation by himself as President, and who made oath in due form of law that the matters of fact set forth in the Articles of Amendment with respect to the authorization and approval thereof are true to the best of his knowledge, information and belief.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal this 14th day of September, 1982.

                                                   /s/ JUDITH C. CREEL
                                           ----------------------------------
                                                      Notary Public